FLORIDA PROGRESS CORPORATION
One Progress Plaza
St. Petersburg, FL 33701
Fax: (813) 824-6401

INVESTOR INFORMATION
Analysts' Contacts:
Richard R. Champion, Director, Investor Relations  (813) 824-6428
Mark A. Myers, Manager, Investor Communications  (813) 824-6422

                                                       January 23, 1995


Florida Progress Corporation reports higher earnings in 1994


Florida Progress Corporation, parent of St. Petersburg-based Florida Power Corporation, today reported 1994 consolidated earnings of $212 million, or $2.28 per share, compared with $196.6 million, or $2.23 a share, earned a year ago. Revenues for the year totaled $2.8 billion, compared with $2.4 billion for 1993.

Significant items influencing 1994 operating results:

     o    Improved operating results from diversified operations.
     o    Higher electricity sales at Florida Power.
     o Increased expenses associated with a voluntary early retirement program and work-force reductions.
     o A one-time charge from withdrawing as an equity partner in a natural gas pipeline project.

Earnings per share increased in 1994 because of improved operating results from Florida Progress' diversified operations. Significantly higher revenues and earnings from the company's energy and transportation unit were the primary reasons for the favorable diversified results in 1994.

The unit posted higher earnings in 1994 due to improved results from marine and rail operations, including recent acquisitions. Diversified earnings were $21.3 million, or 23 cents per share, compared with $14.3 million, or 16 cents per share, in 1993.

Earnings from Florida Progress' life insurance unit were lower in 1994 due to an increase in death benefits and additional life reserves.

In 1994, Florida Power earned $190.7 million, or $2.05 per share, on revenues of $2.1 billion, compared with 1993 earnings of $181.5 million, or $2.06 a share, on revenues of $2 billion. Although utility earnings increased in 1994, earnings per share were lower due to the issuance of additional shares of common stock.

Retail kilowatt-hour sales at Florida Power increased by 3.1 percent over 1993.

Customer growth of 2.4 percent, increased average customer usage and a stronger economy contributed to the higher energy sales. During 1994, average residential kilowatt-hour sales were up 1.4 percent, commercial sales increased by 2 percent and industrial sales rose by 3.3 percent.

Earnings also improved during the year in part because of increased revenues from higher retail electric rates, placed into effect during 1993, which state regulators approved during Florida Power's 1992 rate case.

Partly offsetting the higher sales was the need to recognize expenses in 1994 associated with a voluntary early retirement program and work-force reductions.

These expenses reduced Florida Power's earnings during the year by $11.5 million, or 12 cents a share.

Florida Power ended 1993 with approximately 5,800 employees. At the end of 1994, the utility employed less than 5,000, its lowest work-force level in 10 years.

Also during 1994, subsidiaries of Florida Power decided to withdraw from a proposed natural gas pipeline project. The write-off of the investments reduced 1994 earnings by $3.9 million, or 4 cents per share.

Florida Power also recorded higher depreciation expenses in 1994 due primarily to capital additions, including four new combustion turbines that were placed into service in late 1993.

1994 FOURTH QUARTER RESULTS

Earnings for the fourth quarter of 1994 from Florida Progress' consolidated operations were $46 million, or 49 cents per share, on revenues of $682.9 million, compared with earnings of $37.2 million, or 42 cents per share, on revenues of $633.5 million a year ago.

Florida Power earned $41.9 million, or 44 cents per share, on revenues of $493.5 million in the quarter ended December 31, 1994, compared with $29.4 million, or 33 cents a share, on revenues of $479.7 million in the prior-year quarter.

Higher utility earnings were primarily the result of increased system requirements and lower operation and maintenance expenses during the fourth quarter of 1994. Also, a year ago, Florida Power recognized the initial costs of the early retirement program, which lowered earnings in the fourth quarter of 1993 by $3.4 million.

Earnings from diversified operations were $4.1 million, or 5 cents a share, in the fourth quarter of 1994, compared with $7.8 million, or 9 cents per share, in 1993.

The main reason for the reduced diversified results was lower earnings from leveraged leasing at Progress Credit in the fourth quarter of 1994. In the prior-year quarter, Progress Credit recognized gains from the sale of several assets.

Florida Progress (NYSE: FPC) is a diversified utility holding company with assets of more than $5.7 billion. Its principal subsidiary is Florida Power, the state's second-largest electric utility with more than 1.2 million customers. Diversified operations include coal mining and transportation, life insurance, real estate and lending and leasing.

FLORIDA PROGRESS CORPORATION
Consolidated Statements of Income                                       Page 4
(In millions, except per share amounts)

                                         Three Months Ended  Twelve Months Ended
                                            December 31,        December 31,
                 ------------------  -------------------
(UNAUDITED)                                1994     1993       1994      1993
                                          -------  -------   --------  --------
                                         <C
REVENUES:
  Electric utility                         $493.5   $479.7   $2,080.5  $1,957.6
  Diversified                               189.4    153.8      691.0     491.4
                                          -------  -------   --------  --------
                                            682.9    633.5    2,771.5   2,449.0
EXPENSES:                                 -------  -------   --------  --------
  Electric utility:
    Fuel used in generation                  85.7     90.2      431.9     460.8
    Purchased power                          77.7     60.3      294.6     209.5
    Deferred fuel                            18.2     15.1       (1.5)    (11.8)
    Other operation                          81.3    102.8      388.8     378.0
                                          -------  -------   --------  --------
    Operation                               262.9    268.4    1,113.8   1,036.5
    Maintenance                              32.0     41.2      122.9     136.8
    Depreciation                             66.6     62.4      261.5     240.2
    Taxes other than income taxes            38.6     35.9      162.8     152.6
                                          -------  -------   --------  --------
                                            400.1    407.9    1,661.0   1,566.1
                                          -------  -------   --------  --------
  Diversified:
    Cost of sales                           157.7    123.1      571.2     390.1
    Other                                    17.4     16.4       63.3      50.2
                                          -------  -------   --------  --------
                                            175.1    139.5      634.5     440.3
                                          -------  -------   --------  --------
INCOME FROM OPERATIONS                      107.7     86.1      476.0     442.6
                                          -------  -------   --------  --------
INTEREST EXPENSE AND OTHER:
  Interest expense                           35.9     34.3      144.8     141.1
  Allowance for funds used during
    construction                             (2.6)    (2.7)     (10.9)    (15.6)
  Preferred dividend requirements of
    Forida Power                              2.5      3.1       10.1      13.4
  Other expense (income), net                 2.7     (1.7)      10.3      (2.5)
                                          -------  -------   --------  --------
                                             38.5     33.0      154.3     136.4
                                          -------  -------   --------  --------
INCOME BEFORE INCOME TAXES                   69.2     53.1      321.7     306.2

  Income Taxes                               23.2     15.9      109.7     110.4
                                          -------  -------   --------  --------
INCOME BEFORE ACCOUNTING CHANGE              46.0     37.2      212.0     195.8
CUMULATIVE EFFECT OF INCOME TAX
  ACCOUNTING CHANGE                           -        -         -          0.8
                                          -------  -------   --------  --------
NET INCOME                                  $46.0    $37.2     $212.0    $196.6
                                          =======  =======   ========  ========
AVERAGE SHARES OF COMMON STOCK
  OUTSTANDING                                94.9     89.0       93.0      88.3
                                          =======  =======   ========  ========
EARNINGS PER AVERAGE COMMON SHARE:
  Income before accounting change           $0.49    $0.42      $2.28     $2.22
  Cumulative effect of income tax
    accounting change                         -        -         -         0.01
                                          -------  -------   --------  --------
                                            $0.49    $0.42      $2.28     $2.23
                                          =======  =======   ========  ========

These are interim statements. Reference should be made to Florida Progress Corporation's 1993 Annual Report to shareholders.
Neither this report nor any statement contained herein is furished in connection with the offering of securities or for the purpose of promoting or influencing the sale or purchase of securities.

FLORIDA PROGRESS CORPORATION
Consolidated Balance Sheets                                        Page 5
(In millions)

                                                              December 31,
(UNAUDITED)                                               1994         1993
                                                       -----------  -----------
ASSETS
PROPERTY, PLANT AND EQUIPMENT:
  Electric utility plant in service and held for          $5,603.4     $5,320.3
    for future use
  Less - Accumulated depreciation                          1,981.6      1,846.2
         Accumulated decommissioning for nuclear plant       135.2        118.3
         Accumulated dismantlememt for fossil plants          92.4         68.5
                                                         ----------   ----------
                                                           3,394.2      3,287.3
  Construction work in progress                              222.1        285.7
  Nuclear fuel, net of amortization of $ 322.8
    in 1994 and $ 299.9 in 1993                               52.9         68.4
                                                         ----------   ----------
        Net electric utility plant                         3,669.2      3,641.4
  Other property, net of depreciation of $ 163.5
    in 1994 and $ 141.0 in 1993                              420.9        391.6
                                                         ----------   ----------
                                                           4,090.1      4,033.0
                                                         ----------   ----------
CURRENT ASSETS:
  Cash and equivalents                                        14.4          9.1
  Accounts receivable, net                                   262.2        242.7
  Current portion of leases and loans receivable              15.3         31.3
  Inventories, primarily at average cost:
    Fuel                                                      75.2         79.5
    Utility materials and supplies                           110.4        112.2
    Diversified materials                                     68.1         35.8
  Underrecovery of fuel cost                                   1.8          7.1
  Other                                                       41.0         41.8
                                                         ----------   ----------
                                                             588.4        559.5
                                                         ----------   ----------
OTHER ASSETS:
  Investments:
    Leases and loans receivable, net                         438.0        485.4
    Marketable securities                                    148.3        129.3
    Nuclear plant decommissioning fund                       123.6        107.7
    Joint ventures and partnerships                           74.5         88.4
  Deferred insurance policy acquisition costs                 91.9         81.5
  Other                                                      163.9        154.0
                                                         ----------   ----------
                                                           1,040.2      1,046.3
                                                         ----------   ----------
                                                          $5,718.7     $5,638.8
                                                         ==========   ==========

CAPITAL AND LIABILITIES
CAPITAL:
  Common stock equity                                     $1,984.4     $1,820.5
  Cumlative preferred stock of Florida Power                 143.5        148.5
  Long-term debt                                           1,859.6      1,866.6
                                                         ----------   ----------
                                                           3,987.5      3,835.6
CURRENT LIABILITIES:
  Accounts payable                                           147.1        149.4
  Customers' deposits                                         76.9         71.5
  Income taxes payable                                        12.7         42.3
  Accrued other taxes                                         14.8         11.0
  Accrued interest                                            47.3         45.2
  Other                                                       69.3         66.4
                                                         ----------   ----------
                                                             368.1        385.8
  Notes payable                                               55.3        125.0

  Current portion of long-term debt                           52.9         76.6
                                                         ----------   ----------
                                                             476.3        587.4
                                                         ----------   ----------
DEFERRED CREDITS AND OTHER LIABILITIES:
  Deferred income taxes                                      744.1        756.3
  Unamortized investment tax credits                         110.0        119.6
  Insurance policy benefit reserves                          222.5        186.5
  Postemployment benefits reserve                             67.8         47.5
  Other                                                      110.5        105.9
                                                         ----------   ----------
                                                           1,254.9      1,215.8
                                                         ----------   ----------
                                                          $5,718.7     $5,638.8
                                                         ==========   ==========

These are interim statements. Reference should be made to Florida Progress
Corporation's 1993 Annual Report to shareholders.
Neither this report nor any statement contained herein is furished in connection with the offering of securities or for the purpose of promoting or influencing the sale or purchase of securities.

FLORIDA  PROGRESS  CORPORATION
Consolidated Statements of Cash Flows                                            Page 6
(In millions)

                                                   Three Months Ended   Twelve Months Ended
                                                      December 31,         December 31,
                                            ------------------   -------------------
(UNAUDITED)                                          1994      1993       1994      1993
                                                   -------   -------    --------  --------
OPERATING ACTIVITIES:
  Income before accounting change                     $46.0     $37.2     $212.0    $195.8
  Adjustments for noncash items:
    Depreciation and amortization                      83.7      79.0      321.7     299.9
    Deferred income taxes and
     investment tax credits, net                        8.2     (34.0)     (32.3)    (49.1)
    Increase in accrued other postretirement
     benefit costs                                      2.7      10.0       20.3      23.6
    Net change in deferred insurance policy
     acquisition costs                                  1.4      (2.9)     (10.4)    (12.9)
    Net change in deferred insurance policy
     benefits reserves                                  5.5       8.1       36.0      25.8
    Changes in working capital, net of effects
     from acquisition or sale of businesses:
        Accounts receivable                            24.4      25.2      (17.4)    (26.1)
        Inventories                                    (5.8)    (17.1)     (10.1)     12.2
        Overrecovery (underrecovery) of fuel costs     30.0      22.6        5.3      (2.7)
        Accounts payable                               17.8      26.2       (4.2)     17.7
        Income taxes payable                          (32.6)    (20.5)     (29.6)      2.7
        Accrued other taxes                           (44.5)    (45.2)       3.8       1.0
        Other                                           4.8       9.0       14.3      19.7
    Other operating activities                         (5.4)      3.0       23.1      (4.7)
                                                   --------  --------   --------  --------
                                                      136.2     100.6      532.5     502.9
                                                   --------  --------   --------  --------
INVESTING ACTIVITIES:
  Property additions (including allowance for
    borrowed funds used during construction)         (121.9)   (166.9)    (368.1)   (462.4)
  Proceeds from sale of properties and businesses       2.0       9.5       16.3      35.8
  Purchase of leases, loans and securities             (5.1)    (23.5)     (74.1)   (128.6)
  Proceeds from sale or collection of
    leases, loans, and securities                      34.5      66.8      102.2     150.1
  Acquisition of businesses                              -       (1.4)     (17.1)    (80.5)
  Distributions from (investments in) joint
    ventures and partnerships, net                      3.4       1.8       (1.3)      1.9
  Other investing activities                           (2.6)     (2.7)     (10.8)    (13.5)
                                                   --------  --------   --------  --------
                                                      (89.7)   (116.4)    (352.9)   (497.2)
                                                   --------  --------   --------  --------
FINANCING ACTIVITIES:
  Issuance of long-term debt                             -       98.6      103.7     385.7
  Repayment of long-term debt                         (31.0)    (55.9)     (86.7)   (473.2)
  Increase (decrease) in commercial paper with
    long term support                                   7.4     (24.1)     (61.2)    154.0
  Redemption of preferred stock                        (5.0)    (35.3)      (5.0)    (80.5)
  Sale of common stock                                  9.6      13.7      138.0      59.1
  Dividends paid on common stock                      (47.9)    (44.0)    (185.9)   (172.3)
  Increase (decrease) in short-term debt               27.4      62.4      (75.6)    124.2
  Other financing activities                           (0.9)     (0.8)      (1.6)     (1.7)
                                                   --------  --------   --------  --------
                                                      (40.4)     14.6     (174.3)     (4.7)
                                                   --------  --------   --------  --------
NET INCREASE (DECREASE) IN CASH AND EQUIVALENTS         6.1      (1.2)       5.3       1.0
   Beginning cash and equivalents                       8.3      10.3        9.1       8.1
                                                   --------  --------   --------  --------
ENDING CASH AND EQUIVALENTS                           $14.4      $9.1      $14.4      $9.1
                                                   ========  ========   ========= =========

These are interim statements. Reference should be made to Florida Progress
Corporation's 1993 Annual Report to shareholders.
Neither this report nor any statement contained herein is furished in connection with the offering of securities or for the purpose of promoting or influencing the sale or purchase of securities.



Florida Progress Corporation
Selected Financial Information (Unaudited)                                                                   Page 7


                                  Three Months Ended Percent                   Twelve Months Ended Percent
                                     December 31,    Positive                      December 31,    Positive
                                    1994     1993   (Negative)                    1994     1993   (Negative)
                                   -------- -------- --------                   --------  -------- --------
Earnings Per Share:
 Florida Power Corporation           $0.44    $0.33      33.3                      $2.05    $2.06      (0.5)
                                   -------- --------                            --------  --------
 Electric Fuels Corporation           0.06     0.06        -                        0.25     0.17      47.1
 Mid-Continent Life Insurance Co.     0.02     0.02        -                        0.08     0.10     (20.0)
 Progress Credit Corporation
   Lending and leasing                  -      0.03    (100.0)                      0.02     0.02        -
   Real estate                       (0.01)   (0.01)       -                       (0.07)   (0.08)     12.5
 Corporate and other                 (0.02)   (0.01)   (100.0)                     (0.05)   (0.05)       -
                                   -------- --------                            --------  --------
 Diversified (before SFAS 109)        0.05     0.09     (44.4)                      0.23     0.16      43.8
                                   -------- --------                            --------  --------
 Income before accounting change      0.49     0.42      16.7                       2.28     2.22       2.7
 Change in accounting                   -        -        -                          -       0.01    (100.0)
                                   -------- --------                            --------  --------
 Total                               $0.49    $0.42      16.7                      $2.28    $2.23       2.2
                                   ======== ========                            ========  ========

Avg. shares outstanding (millions)    94.9     89.0       6.6                       93.0     88.3       5.3

Dividends per share                 $0.505   $0.495       2.0                      $1.99    $1.95       2.1

Book value per share:
  Florida Power Corporation                                                       $17.52   $17.06       2.7
  Consolidated                                                                    $20.85   $20.40       2.2

                                                                                   December 31,       December 31,
                                      December 31,                                    1994               1993
                                    1994     1993                                Amount   Percent   Amount   Percent
                                  -------- --------                            --------- ------------------ --------
Equity investments (percent):                       Capitalization (in millions):
 Florida Power Corporation              84       84     Common stock            $1,984.4     48.5  $1,820.5     45.1
 Electric Fuels Corporation              8        8     Preferred stock            143.5      3.5     148.5      3.7
 Mid-Continent Life Insurance Co.        4        4     Long-term debt           1,859.6     45.4   1,866.6     46.2
 Progress Credit Corporation             4        4     Short-term debt            108.2      2.6     201.6      5.0
                                  -------- --------                            --------- -------- --------- --------
   Total                               100      100       Total                 $4,095.7    100.0  $4,037.2    100.0
                                  ======== ========                            ========= ======== ========= ========
Note:  The results of Electric Fuels include FM Industries, Inc., which was acquired in a pooling of interests in December 1994. Prior years have not been restated for this acquisition due to immateriality.



Florida Power Corporation
Selected Statistical Data (Unaudited)                                      Page 8
(In millions, except billing degree days)

                          Three Months Ended           Twelve Months Ended
                             December 31,    Percent      December 31,     Percent
                            1994     1993    Change      1994      1993    Change
                           -------  -------  -------   -------   -------   -------
Revenues:
  Residential               $265.8   $261.9      1.5   $1,142.7  $1,058.7      7.9
  Commercial                 125.3    116.7      7.4      483.9     457.9      5.7
  Industrial                  44.9     41.0      9.5      173.1     161.9      6.9
  Other retail sales          29.1     27.0      7.8      108.3      99.7      8.6
                           -------  -------            --------  --------
                             465.1    446.6      4.1    1,908.0   1,778.2      7.3
  Sales for resale            32.5     34.9     (6.9)     128.7     122.3      5.2
                           -------  -------            --------  --------
                             497.6    481.5      3.3    2,036.7   1,900.5      7.2
  Other electric revenues      5.6      5.6       --       50.6      66.1    (23.4)
  Deferred fuel               (9.7)    (7.4)      --       (6.8)     (9.0)      --
                           -------  -------            --------  --------
      Total                 $493.5   $479.7      2.9   $2,080.5  $1,957.6      6.3
                           =======  =======            ========  ========
Kilowatt-hour sales billed:
  Residential              3,090.8  3,196.3     (3.3)  13,863.4  13,372.6      3.7
  Commercial               2,067.5  1,995.2      3.6    8,252.1   7,884.8      4.7
  Industrial                 886.7    846.6      4.7    3,579.6   3,380.8      5.9
  Other retail sales         511.6    499.3      2.5    1,980.1   1,890.1      4.8
                           -------  -------            --------  --------
                           6,556.6  6,537.4      0.3   27,675.2  26,528.3      4.3
  Sales for resale           617.6    682.0     (9.4)   2,339.4   2,119.5     10.4
                           -------  -------            --------  --------
      Total electric sales 7,174.2  7,219.4     (0.6)  30,014.6  28,647.8      4.8
                           =======  =======            ========  ========

System Requirements (KWH)    7,073    7,005      1.0     31,174    30,244      3.1
Retail KWH Sales
  (Billed & Unbilled)        6,380    6,326      0.9     27,598    26,774      3.1
Billing Degree Days:
  Cooling                      556      628    (11.5)     3,346     3,386     (1.2)
  Heating                       32      111    (71.2)       515       508      1.4

Note: Total revenues include billed revenues and unbilled revenues that are accrued for accounting purposes. Statistics for total kilowatt-hour sales only include billed kilowatt-hour sales. The statistic for system requirements is based on total system generation, so it includes billed and unbilled sales. Since system requirements include billed and unbilled kilowatt-hour sales, it is a better measure of total sales growth.